UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2008
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which Lear Corporation (the “Company” or “Lear”) operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, changes in the Company’s current vehicle production estimates, fluctuations in the production of vehicles for which the Company is a supplier, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including declines in sales of full-size pickup trucks and large sport utility vehicles, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, the cost and availability of raw materials and energy, the Company’s ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the ability of the Company to access capital markets on commercially reasonable terms and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In particular, the Company’s financial outlook for 2008 is based on several factors, including the Company’s current vehicle production and raw material pricing assumptions. The Company’s actual financial results could differ materially as a result of significant changes in these factors.
The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
Lear has proposed an amendment of its existing senior credit facility to extend the revolving credit commitments thereunder from March 23, 2010 to January 31, 2012. The extension will be offered to each revolving lender. Any revolving lender which consents to the proposed amendment will be entitled to a reduction of such extending revolving lender’s commitment and an increase in the fees and interest rate applicable to its extended revolving commitment. Lenders under the revolving facility consenting to the proposed amendment will have their commitments reduced by at least 33.33%, which percentage reduction may be increased if the amount of extended commitments under the revolving facility, after giving effect to the reduction, would otherwise exceed $1.0 billion. The pricing applicable to the extended revolving commitments will be subject to an index-based grid with the current interest rate margins increasing by 100 basis points and the current facility fee increasing by 25 basis points.
The amendment further provides that extending revolving lenders will be paid a fee of 1.25% of their revised revolving commitments and that term lenders who consent at or prior to the time the amendment is approved by the majority lenders will be paid a fee of 1.00% of their outstanding term loans. The commitments of revolving lenders that do not participate in the extension will remain in place, and be available to Lear on the existing terms through the original maturity date of March 23, 2010. The tenor and pricing of the term loan facility are unaffected by the proposed amendment. The amendment requires the consent of lenders under Lear’s senior credit facility holding a majority of the $2.7 billion in outstanding revolving commitments and term loans. Commitments have been received from lenders under the revolving facility representing approximately 40% of the total revolving commitments and term loans outstanding under the senior credit facility, subject to the conditions set forth therein and the proposed amendment. However, no assurances can be given that the proposed amendment will be consummated on the terms contemplated or at all.

On July 2, 2008, Lear is making a presentation to the lenders under its senior credit facility regarding the proposed amendment. In the course of that presentation, Lear will reaffirm the revised financial outlook for 2008 that it initially provided on June 4, 2008. An excerpt from the presentation materials is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference herein.
The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Non-GAAP Financial Information
The excerpt from presentation materials attached hereto as Exhibit 99.1 contains certain non-GAAP financial measures.
In addition to the amounts reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout the presentation, the Company has provided information regarding “income before interest, other expense, income taxes, restructuring costs and other special items” (core operating earnings) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company’s asset-backed securitization and factoring facilities, minority interests in consolidated subsidiaries, equity in net income of affiliates and gains and losses on the sale of assets. Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.
Management believes the non-GAAP financial measures used in the presentation are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings is a useful measure in assessing the Company’s financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that this measure is useful to both management and investors in their analysis of the Company’s results of operations and provides improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.
Core operating earnings and free cash flow should not be considered in isolation or as a substitute for pretax income, net income, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as measures of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
Given the inherent uncertainty regarding special items, other expense and the net change in sold accounts receivable in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Exhibit Description
99.1	Excerpt from presentation materials, dated July 2, 2008, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: July 2, 2008	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Excerpt from presentation materials, dated July 2, 2008, furnished herewith.